As filed with the Securities and Exchange Commission on June 26, 2007

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

ALLOY, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3310676
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, New York 10001

(212) 224-4307

(Address, Including Zip Code, of Principal Executive Offices)

ALLOY, INC. 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK INCENTIVE PLAN

(Full Titles of the Plan)

Matthew C. Diamond

Chief Executive Officer

Alloy, Inc.

151 West 26th Street, 11th Floor

New York NY 10001

(212) 244-4307

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Megan N. Gates, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky

and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000 shares	$9.98	$19,960,000	$612.77
Preferred Stock Purchase Rights	(3)	(3)	(3)	None

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted under the Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan (the “2007 Stock Plan”) and (ii) upon the exercise of options or issuances of stock awards which may hereafter be granted under the 2007 Stock Plan. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the 2007 Stock Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2007 Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions of the 2007 Stock Plan.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on June 21, 2007.
(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2007 Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2007, filed with the Commission on April 2, 2007 (File No. 000-26023).

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2007, filed with the Commission on June 11, 2007 (File No.000-26023).

3.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 26, 2007 (File No. 000-26023).

4.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 18, 2007 (File No. 000-26023).

5.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 11, 2007 (File No. 000-26023).

6.	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 13, 2007 (except with respect to the items reported under Item 2.02 of such Form 8-K) (File No. 000- 26023).

7.	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 6, 2007 (except with respect to the items reported under Item 2.02 of such Form 8-K) (File No. 000-26023);

8.	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 19, 2007 (File No. 000-26023).

9.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26023) filed with the Commission on May 11, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

10.	The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26023) filed with the Commission on April 14, 2003 under the Exchange Act, including any amendment or report for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (“Mintz Levin”). Members of Mintz Levin and their families own an aggregate of approximately 1,527 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 15 “Indemnification of Directors and Officers” of the Registrant’s Registration Statement on Form S-3 filed on June 26, 2007 (File No. 333-144055).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Alloy, Inc., as amended (incorporated by reference to the Registrant’s 2005 Annual Report on Form 10-K filed on May 1, 2006) (Registration No. 000- 26023).

4.2	Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed March 10, 1999) (Registration No. 333-74159).

4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on March 10, 1999) (Registration No. 333-74159).

4.4	Stockholder Rights Agreement, dated as of April 14, 2003, between Alloy, Inc. and American Stock Transfer and Trust Company (incorporated by reference to the Registrant’s Current Report of Form 8-K filed on April 14, 2003) (Registration No. 000-26023).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2*	Consent of BDO Seidman, LLP, Independent Accountants.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 19, 2007) (Registration No. 000-26023).

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2007

ALLOY, INC.

By:	/s/ Matthew C. Diamond
Name:	Matthew C. Diamond
Title:	Chief Executive Officer and Chairman

Each person whose signature appears below constitutes and appoints Matthew C. Diamond and James K. Johnson, Jr., and each of them singly, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alloy, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew C. Diamond Matthew C. Diamond	Chief Executive Officer (Principal Executive Officer), Treasurer and Chairman	June 26, 2007

/s/ Gary J. Yusko Gary J. Yusko	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2007

/s/ James K. Johnson, Jr. James K. Johnson, Jr.	Chief Operating Officer and Director	June 26, 2007

/s/ Anthony N. Fiore Anthony N. Fiore	Director	June 26, 2007

/s/ Samuel A. Gradess Samuel A. Gradess	Director	June 26, 2007

/s/ Peter M. Graham Peter M. Graham	Director	June 26, 2007

/s/ Jeffrey Hollender Jeffrey Hollender	Director	June 26, 2007

/s/ Edward A. Monnier Edward A. Monnier	Director	June 26, 2007

/s/ Richard E. Perlman Richard E. Perlman	Director	June 26, 2007

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Alloy, Inc., as amended (incorporated by reference to the Registrant’s 2005 Annual Report on Form 10-K filed May 1, 2006) (Registration No. 000- 26023).

4.2	Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed March 10, 1999) (Registration No. 333-74159).

4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on March 10, 1999) (Registration No. 333-74159).

4.4	Stockholder Rights Agreement, dated as of April 14, 2003, between Alloy, Inc. and American Stock Transfer and Trust Company (incorporated by reference to the Registrant’s Current Report of Form 8-K filed on April 14, 2003) (Registration No. 000-26023).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2*	Consent of BDO Seidman, LLP, Independent Accountants.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 19, 2007) (Registration No. 000-26023).

*	Filed herewith